Exhibit 99.1

10/28/2014 6:30 PM

11730 Plaza America, Suite 700

Reston, VA 20190

News Release

Investor Contact	Media Contact
Lawrence Delaney, Jr.	Joelle Shreves
Investor Relations Counsel	Director of Marketing & Corporate Communications
(714) 734-5142	(703) 707-6904

NCI Reports Third Quarter 2014 Financial and Operating Results

•	Revenue of $76 million at high end of guidance

•	EPS of $0.17 exceeds high end of guidance by $0.01

•	Third quarter net bookings of $149 million, 2.0 times revenue

•	Raises guidance for fiscal year 2014

RESTON, VA, October 29, 2014 – NCI, Inc. (NASDAQ: NCIT), a leading provider of information technology (IT), engineering, logistics, and professional solutions and services to U.S. Federal Government agencies, today announced its financial and operating results for the third quarter ended September 30, 2014.

Third quarter 2014 revenue was at the high end of management’s guidance range issued last quarter. Diluted earnings per share (EPS) exceeded the high end of guidance by $0.01.

Third Quarter 2014 Results

For the third quarter of 2014, NCI reported revenue of $75.7 million compared with third quarter 2013 revenue of $77.9 million, a decrease of 2.9%. Revenue under NCI’s PEO Soldier contract was $8.5 million, a decrease of $2.7 million compared with the third quarter of 2013.

Operating income for the third quarter of 2014 was $4.0 million compared with $3.5 million in the third quarter of last year. Operating income for the third quarter of 2013 included a $0.9 million gain from the resolution of a purchase contingency related to the AdvanceMed acquisition in April 2011. Operating margin was 5.2% for the third quarter of this year and 4.4%

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for the third quarter of 2013. Excluding the effects of the purchase contingency gain, operating margin for the third quarter of 2013 was 3.3%. The increase in year-over-year operating income and margin resulted from a higher proportion of revenue derived from direct labor and lower depreciation and amortization, partially offset by higher business development costs.

Net income for the third quarter of 2014 was $2.4 million, or 17 cents per share, compared with $2.0 million, or 15 cents per share, for the third quarter of last year. The year-over-year increase in net income was attributable to improved operating income, lower interest expense, and a lower effective income tax rate. EPS increased for the third quarter of 2014 as a result of improved net income, partially offset by higher weighted average diluted shares outstanding.

Days sales outstanding (DSO) for the third quarter ended September 30, 2014, was 67 days, compared with 66 days at June 30, 2014, and 74 days at December 31, 2013.

Net cash provided by operating activities was $21.0 million for the nine months ended September 30, 2014, $7.3 million of which was generated in the third quarter.

NCI reported total backlog at September 30, 2014, of $435 million, of which $165 million was funded. This compared with total backlog of $362 million at June 30, 2014, of which $125 million was funded. Net bookings for the third quarter were $149 million, equating to 2.0 times revenue.

Based on the company’s current contract backlog and management’s estimate as to future tasking and contract awards, NCI is issuing guidance for the fourth quarter of 2014 and updating guidance previously issued for fiscal year 2014. The table below represents management’s current expectations about future financial performance based on information available at this time:

	Fourth Quarter Fiscal Year 2014 Ending December 31, 2014	Fiscal Year Ending December 31, 2014
Revenue	$70 million–$76 million	$312 million–$318 million
Diluted EPS	$0.15–$0.17	$0.66–$0.68[1]
Diluted projected share count	13.8 million	13.8 million

[1]	As previously disclosed, in the first quarter of 2014, NCI recognized $1.5 million, or $0.07 per diluted share, of accelerated stock compensation expense. Diluted EPS estimates for fiscal year 2014 exclude the effects of the accelerated stock compensation expense. NCI believes that removing the effects of the accelerated stock compensation expense from operating income, net income, and earnings per share portrays NCI’s estimated fiscal year 2014 financial results in a more consistent manner. The company’s position is that this non-GAAP financial measure provides useful information because it allows management and investors to better assess NCI’s comparable financial results absent the expense. This non-GAAP financial measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Actual results for the first nine months of 2014 presented in the table “Condensed Consolidated Statements of Income” contained in today’s press release include the effects of the accelerated stock compensation expense.

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“NCI delivered a strong third quarter: Revenue and earnings per share were at or above the high end of guidance, largely as a result of continued strong operating performance. We also posted another quarter of outstanding cash flow from operations,” said Charles K. Narang, NCI’s Chairman and CEO. “In addition, net bookings for the third quarter were robust, at two times revenue. Our third quarter net bookings of $149 million included a recompete award of one of our largest contracts, several smaller new wins and plus ups to existing contracts.”

“We’re seeing heightened bid-and-proposal activity in the second half of 2014 in response to the release of long-delayed RFPs, and we expect to submit bids for contracts worth approximately $1 billion in the next six months. Although the federal budgetary and contracting climate continues to be challenging, we are beginning to realize the results of rebuilding our business development capability over the past couple of years,” said NCI’s President, Brian J. Clark. “We also continue to actively pursue potential acquisition candidates to leverage the strength of our balance sheet and complement NCI’s core strengths as well as add new capabilities and customers.”

Conference Call Information

As previously announced, NCI will conduct a conference call today at 4:30 p.m. EDT to discuss third quarter 2014 results and guidance for the fourth quarter and fiscal year 2014.

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Analysts and institutional investors may listen to the conference call by dialing (888) 312-3048 (United States/Canada) or (719) 325-2323 (international) with pass code 7893871. The conference call will be provided simultaneously as a webcast through a link on the NCI website (www.nciinc.com).

A replay of the conference call will be available approximately two hours after the conclusion of the call through November 12, 2014, by dialing (877) 870-5176 (United States/Canada) or (858) 384-5517 (international) and entering pass code 7893871.

About NCI, Inc.

NCI is a leading provider of enterprise solutions and services to U.S. defense, intelligence, health care and civilian government agencies. The company has the expertise and proven track record to solve its customers’ most important and complex mission challenges through technology and innovation. NCI’s team of highly skilled professionals focuses on delivering cost-effective solutions and services in the areas of cybersecurity and information assurance; engineering and logistics support; enterprise information management and advanced analytics; cloud computing and IT infrastructure optimization; health IT and medical support; IT service management; software and systems development/integration; and modeling, simulation and training. Headquartered in Reston, Virginia, NCI has approximately 1,800 employees operating at more than 100 locations worldwide. NCI: Trust. Integrity. Performance. For more information, visit www.nciinc.com or email investor@nciinc.com. Like us on Facebook and follow us on Twitter (@nciinc_) and LinkedIn.

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Forward-Looking Statement: Statements and assumptions made in this press release that do not address historical facts constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with Federal Government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; a reduction in the overall U.S. Defense budget, volatility in spending authorizations for Defense- and Intelligence-related programs by the U.S. Federal Government or a shift in spending to programs in areas where we do not currently provide services; Federal Government shutdowns (such as that which occurred during the Federal Government’s 1996 and 2014 fiscal years), other delays in the Federal Government appropriations process, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 and the Consolidated Appropriations Act of 2014), risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of Federal Government audits of our government contracts; Government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); Federal Government agencies awarding contracts on a technically acceptable/lowest cost basis in order to reduce expenditures; failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency specific funding freezes, (v) competition for task orders under Government Wide Acquisition Contracts (GWACs), agency-specific Indefinite Delivery/Indefinite Quantity (IDIQ) contracts and/or schedule contracts with the General Services Administration; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risk Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.

Any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, or share repurchases, and any statements of the plans, strategies and objectives of management for future operations, the execution of cost reduction programs, and restructuring and integration plans are also subject to factors that could cause actual results to differ materially from anticipated results.

The forward-looking statements included in this news release are only made as of the date of this news release, and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, or changes in expectations or otherwise.

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NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenue	$75,660	$77,918	$242,588	$252,430

Operating expenses:
Cost of revenue	64,102	67,832	208,033	220,300
General and administrative expenses	6,205	5,819	19,967	17,809
Depreciation and amortization	1,401	1,679	4,302	4,824
Purchase contingency gain	—	(864)	—	(864)

Total operating expenses	71,708	74,466	232,302	242,069

Operating income	3,952	3,452	10,286	10,361
Interest expense, net	95	157	302	656

Income before income taxes	3,857	3,295	9,984	9,705
Provision for income taxes	1,495	1,344	3,956	3,967

Net income	$2,362	$1,951	$6,028	$5,738

Earnings per common and common equivalent share:
Basic:
Weighted average shares outstanding	13,639	12,837	13,457	12,825

Net income per share	$0.17	$0.15	$0.45	$0.45

Diluted:
Weighted average shares outstanding	13,816	12,837	13,805	12,832

Net income per share	$0.17	$0.15	$0.44	$0.45

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NCI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except par values)

	As of September 30, 2014	As of December 31, 2013
Assets:
Current assets:
Cash and cash equivalents	$19,672	$50
Accounts receivable, net	54,782	63,991
Deferred tax assets, net	3,362	3,217
Prepaid expenses and other current assets	2,859	2,941

Total current assets	80,675	70,199

Property and equipment, net	7,959	9,752
Other assets	1,720	2,113
Deferred tax assets, net	39,917	39,990
Intangible assets, net	4,124	5,340

Total assets	$134,395	$127,394

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$14,027	$17,371
Accrued salaries and benefits	17,431	16,645
Deferred revenue	2,868	2,594
Other accrued expenses	6,164	4,578

Total current liabilities	40,490	41,188

Long-term debt	—	1,000
Other long-term liabilities	3,129	3,399

Total liabilities	43,619	45,587

Stockholders’ equity:
Class A common stock, $0.019 par value—37,500 shares authorized; 9,175 shares issued and 8,259 shares outstanding as of September 30, 2014, and 9,142 shares issued and 8,226 shares outstanding as of December 31, 2013	174	174
Class B common stock, $0.019 par value—12,500 shares authorized; 4,700 shares issued and outstanding as of September 30, 2014 and December 31, 2013	89	89
Additional paid-in capital	73,846	70,905
Treasury stock at cost—917 shares of Class A common stock as of September 30, 2014 and December 31, 2013	(8,331)	(8,331)
Retained earnings	24,998	18,970

Total stockholders’ equity	90,776	81,807

Total liabilities and stockholders’ equity	$134,395	127,394

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NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Nine months ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$6,028	$5,738
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,302	4,824
Share-based compensation	2,774	1,067
Deferred income taxes	(72)	299
Changes in operating assets and liabilities:
Accounts receivable, net	9,209	6,404
Prepaid expenses and other assets	474	7,436
Accounts payable	(3,344)	(9,730)
Accrued expenses and other liabilities	1,670	8

Net cash provided by operating activities	21,041	16,046

Cash flows from investing activities:
Purchases of property and equipment	(586)	(734)

Net cash used in investing activities	(586)	(734)

Cash flows from financing activities:
Borrowings under credit facility	42,496	62,300
Repayments on credit facility	(43,496)	(78,300)
Proceeds from exercise of stock options	253	—
Shares repurchased for tax withholdings on vesting of restricted shares	(86)	(33)

Net cash used in financing activities	(833)	(16,033)

Net change in cash and cash equivalents	19,622	(721)
Cash and cash equivalents, beginning of period	50	763

Cash and cash equivalents, end of period	$19,672	$42

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$247	$512

Income taxes	$3,460	$251

Non-cash investing and finance activities during the period for:
Leasehold improvements acquired under tenant improvement funds	706	—

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